UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 22, 2013

THE REAL HIP-HOP NETWORK, INC.
(Exact name of registrant as specified in its charter)

Delaware	1040	27-2787118
(State or Other Jurisdiction of	(Primary Standard Industrial	(IRS Employer
Incorporation or Organization)	Classification Number)	Identification Number)

1455 Pennsylvania Avenue NW, Suite 400 Washington, DC 20004 (202) 379-3115
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 20, 2013 the Company executed Advisory Board Consulting and Compensation Agreements with Craig Mateus, Joseph Abrams and Scott R. Royster that were sent to the Advisors on November 1, 2013 setting forth acceptance by the individual Advisors of their respective appointments, terms and conditions of service, and compensation.
In general, the Advisor Agreements set term, compensation and duties of each Advisor of the Advisory Board. Each Advisor agreed to devote to the Company such time as necessary for the effective conduct of his duties. Each director is permitted to engage in outside business and other interests that do not conflict with such duties. Each Advisor is not required to provide services to the Company in excess of ten hours per month. Should an Advisor, with advance approval, work more than 120 hours per calendar year that Advisor is to be paid an hourly rate agreed to by the Board of directors and the Advisor in a separate written agreement, which shall be merged with the particular Advisor Agreement and considered a fully integrated agreement.

The term for each Advisor Agreement expires on November 1, 2016, unless subsequently modified by the Company and the Advisor. The Company shall pay the Mr. Mateus as Chairman of the Advisory Board a fee of $375,000 and $255,000 to the others per year during the term. The fee shall be payable at the same time, in the same manner, and following the same procedures as apply to directors' fees paid to non-employee directors of the Company. All such payments shall be subject to deduction and withholding (if any) authorized or required by applicable law. Depending on the value provided by the director to the Company, which shall be memorialized in a duly executed Board resolution, the Company may elect to compensate the director shares of common stock of the Company annually during the term pursuant to the Company's 2012 Stock-Based Incentive Plan. The Advisor may choose to receive such awards in the form of Company common stock, deferred Company stock equivalents or options to purchase Company common stock. Awards in the form of stock options shall be at a ratio of four (4) stock option shares to one (1) share of Company common stock that may otherwise be awarded under the Advisor Agreement. Compensation awarded pursuant to this arrangement is to be made at the same time, in the same manner, and following the same procedures as apply to equity awards made to non-employee directors of the Company.

The Company shall reimburse each Advisor all reasonable out-of-pocket expenses related to travel and miscellaneous expenses incurred in carrying out his/her duties under this Agreement. Reimbursement shall only be made against an itemized list of such expenditures signed by the Advisor in such form as required by the Company and consistent with the Company's policy.

The Company may terminate the Advisor Agreement for "Cause" at any time and without notice. The Company shall have "Cause" to terminate the Advisor Agreement if (a) the director breaches any provision of the Advisor Agreement or (b) the Advisor engages in conduct which is intentionally injurious to the Company as determined by the Board. If the Advisor is terminated by the Company for Cause or if the director voluntarily terminates his/her services prior to the end of the term (other than due to the Advisor's death or disability), Advisor shall be paid only the fee accrued through the date of such termination and the Advisor will forfeit all right to receive any other payments from the Company, unless previously earned but unpaid and any other compensation to which he/she would otherwise be entitled.

If the Advisor is terminated by the Company other than for Cause prior to the end of the term, the director shall be entitled to payment of the total amount of the fee, which would have been paid hereunder for the balance of the Term if his services were not so terminated by the Company (less any amount of the fee already paid).

Each Advisor has agreed to confidentiality provisions, and the Company has agreed to indemnify each director and obtain errors and omissions insurance at the Company's cost that the Board of Directors deems to be reasonable.

Craig Mathues
Mr. Mathues is a seasoned business professional and entrepreneur with over 30 years of experience in business to business sales and wholesale retail distribution. From 1981-1984, Mr. Mathues was a key account manager for Duracell Batteries in New York where he mastered business to business sales working with established retail brands. From 1984-1997, Mr. Mathues established himself as leading key account salesman at Buster Brown Apparel in New York, where he was known for setting high standards and meeting and exceeding company wide sales goals. From 1997-2003, Mr. Mathues was Founder and CEO of New Jersey Kids, a unique mobile apparel firm providing niche products directed towards mothers and children. From 2003 to the present, Mr. Mathues co-Founded Andy Miller Global Sales, LLC, a leader in discount wholesale clothing and distribution. Andy Miller Global supplies clothing to a number of major discount department stores nationwide. Craig Mathues currently serves as Chairman of The Real Hip-Hop Network, Inc. Board of Advisors.  Mr. Mathues graduated with a degree in Business Administration from the University of Delaware in 1981.

Joseph Abrams
Mr. Abrams is a Co-Founder of MySpace. Mr. Abrams co-founded Intermix, the parent company of MySpace in 1998. He served as Advisor at Atigeo LLC. Prior to that, he co-founded The Software Toolworks, Inc. in 1983. Mr. Abrams made it through two boom periods – in the 90′s he ran Software Toolworks, which was sold for around $450M. And then he did it again with MySpace and sold it to Newscorp for $580 million. He specializes in working with micro-cap and small-cap companies to build shareholder value. He serves as an Executive Officer of 51144 Inc. He serves as Chairman of Ckrush Digital Media, Inc. He has been Chairman of the Board of Adex Media, Inc., since August 2009. He served as Chairman of the Board of Advisors at Virtual Piggy, Inc (a/k/a Moggle, Inc.) since May 2011. He serves as a Director of Atigeo LLC. He serves as a Member of Advisory Board at AlphaBird, Inc. He serves on board of advisors for Akeena Solar (Nasdaq:AKNS). He serves as a Member of Advisory Board at Public Media Works Inc. He has been Director of AdEx Media, Inc. since August 2009. He serves on the Board of Advisors of Mimvi, Inc. He served as a Member of Advisory Board at Image Metrics, Inc. since 2009. He holds a BA, JD. He holds an MBA in Finance from William E. Simon Graduate School of Business at the University of Rochester.

Scott R. Royster
Mr. Royster spent more than half of his career at Radio One, Inc., one of the largest media companies targeting the African American market. He joined Radio One as its CFO in 1996. At the time, it owned seven radio stations in two markets, and over the course of the next 12 years helped build that company into a diverse media conglomerate which, at peak size, owned more than 70 stations in 22 markets, a cable channel (TV One), content and publishing assets and a growing Internet presence. Among many other things, Mr. Royster was responsible for the company's 1999 IPO and many following on offerings and helped raise more than $3 billion of capital over the course of his tenure. In 2006, Mr. Royster was named the Broadcasting Industry's CFO of the Year by Institutional Investor magazine. Mr. Royster has also spent many years as a private equity investor having worked for several firms over the course of his career, including Chemical Venture Partners, Capital Resource Partners and TSG Capital Group, the last of which was, at the time, the largest private capital firm owned and operated by African Americans. Mr. Royster's investment experience spans a multitude of industries and investment sizes and he has sat on numerous corporate boards over the years, including the Board of Directors of HRH, Inc., a NYSE-listed company that was successfully sold to Willis Group (NYSE: WSH) in 2008 for more than $2 billion. In addition to his business interests, Mr. Royster has many philanthropic interests and has sat on the Board of the Arena Stage Theatre in Washington, DC, as well as the Board of Visitors of Duke University and the Visiting Committee of the Harvard Business School. Mr. Royster is a graduate of Duke as well as HBS. He is currently a member of the Board of Trustees at The River School in Washington, DC.

ITEM 9.01.          FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 10.1 – Advisory Board Consulting and Compensation Agreement by and among The Real Hip-Hop Network, Inc. and Craig Mateus, executed November 20, 2013.

Exhibit 10.2 – Advisory Board Consulting and Compensation Agreement by and among The Real Hip-Hop     Network, Inc. and Joseph Abrams, executed November 20, 2013.

Exhibit 10.3 – Advisory Board Consulting and Compensation Agreement by and among The Real Hip-Hop     Network, Inc. and Scott R. Royster, executed November 20, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 22, 2013

The Real Hip-Hop Network, Inc.

By: /s/ Atonn F. Muhammad
Name: Atonn F. Muhammad
Title: Chief Executive Officer